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                                                                    EXHIBIT 99.2

                        DELIATROPH PHARMACEUTICALS, INC.

                       (DBA HYALOZYME THERAPEUTICS, INC.)

                      AMENDED AND RESTATED 2001 STOCK PLAN

      1. Purpose of the Plan. The purposes of this Stock Plan are to attract and retain the best available individuals for positions of substantial responsibility, to provide additional incentive to such individuals, and to promote the success of the Company's business by aligning the financial interests of Employees and Consultants providing personal services to the Company or to any Parent or Subsidiary of the Company with long-term shareholder value.

            Awards granted hereunder may be Incentive Stock Options, Nonqualified Stock Options, Stock Awards, or SARs, at the discretion of the Board and as reflected in the terms of the Award Agreement.

            The Plan shall continue in effect until the earlier of its termination by the Board or the date on which all of the shares of Stock available for issuance under the Plan have been issued and all restrictions on such shares under the terms of the Plan and the agreements evidencing Awards granted under the Plan have lapsed. However, all Awards shall be granted, if at all, within ten (10) years from the earlier of the date the Plan is adopted by the Board or the date the Plan is duly approved by the shareholders of the Company.

      2.    Definitions. As used herein, the following definitions shall apply:

            2.1 "Award" shall mean any award or benefits granted under the Plan, including Options, Stock Awards, and SARs.

            2.2 "Award Agreement" shall mean a written or electronic agreement between the Company and the Awardee setting forth the terms of the Award.

            2.3 "Award Date" shall mean the date on which an Award is granted to the participant.

            2.4   "Awardee" shall mean the holder of an outstanding Award.

            2.5 "Board" shall mean (i) the Board of Directors of the Company, or (ii) both the Board and the Committee, if a Committee has been appointed in accordance with Section 4.1 of the Plan.

            2.6 "Code" shall mean the Internal Revenue Code of 1986, as amended.

            2.7 "Committee" shall mean the Compensation Committee appointed by the Board of Directors in accordance with Section 4.1 of the Plan, if one is appointed; provided, however, if the Board of Directors appoints more than one Committee pursuant to Section 4.1, then "Committee" shall refer to the appropriate Committee, as indicated by the context of the reference.

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            2.8   "Common Shares" shall mean shares of common stock of
Deliatroph Pharmaceuticals, Inc.

            2.9 "Company" shall mean Deliatroph Pharmaceuticals, Inc., a California corporation, dba Hyalozyme Therapeutics, Inc., and any successor thereto.

            2.10 "Consultant" shall mean any person, except an Employee, engaged by the Company, to render personal services to such entity, including as an advisor.

            2.11 "Continuous Status as a Participant" shall mean (1) for Employees, the absence of any interruption or termination of service as an Employee, and (2) for Consultants, the absence of any interruption, expiration, or termination of such person's consulting or advisory relationship with the Company or the occurrence of any termination event as set forth in such person's Award Agreement. Continuous Status as a Participant shall not be considered interrupted (i) for an Employee in the case of sick leave, maternity leave, infant care leave, medical emergency leave, military leave, or any other leave of absence authorized in writing by a Vice President of the Company prior to its commencement, and (ii) for a Consultant, in the case of any temporary interruption in such person's availability to provide services to the Company which has been authorized in writing by a Vice President of the Company prior to its commencement.

            2.12  "Conversion Options" shall mean the Options described in
Section 6.3 of the Plan.

            2.13 "Employee" shall mean any person, including an officer, who is a common law employee of, receives remuneration for personal services to, is reflected on the official human resources database as an employee of, and is on the payroll of the Company. A person is on the payroll if he or she is paid from the payroll department of the Company. Persons providing services to the Company, pursuant to an agreement with a staff leasing organization, temporary workers engaged through or employed by temporary or leasing agencies, and workers who hold themselves out to the Company to which they are providing services as being independent contractors, or as being employed by or engaged through another company while providing the services are not Employees for purposes of this Plan, whether or not such persons are, or may be reclassified by the courts, the Internal Revenue Service, the U.S. Department of Labor, or other person or entity as, common law employees of the Company, Parent, or Subsidiary, either solely or jointly with another person or entity.

            2.14  "Effective Date" shall mean January 11, 2001.

            2.15 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

            2.16 "FLSA" shall mean the Fair Labor Standards Act of 1938, as amended.

            2.17 "Incentive Stock Option" shall mean any Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

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            2.18  "Maximum Annual Participant Award" shall have the meaning set forth in Section 5.2.

            2.19 "Nonqualified Stock Option" shall mean an Option not intended to qualify as an Incentive Stock Option.

            2.20 "Option" shall mean a stock option granted pursuant to Section 6 of the Plan.

            2.21  "Participant" shall mean an Employee or Consultant.

            2.22 "Plan" shall mean this Stock Plan, including any amendments thereto.

            2.23 "Share" shall mean one Common Share, as adjusted in accordance with Section 14 of the Plan.

            2.24 "SAR" shall mean a stock appreciation right awarded pursuant to Section 8 of the Plan.

            2.25 "Stock Award" shall mean a grant of Shares or of a right to receive Shares or their cash equivalent (or both) pursuant to Section 7 of the Plan.

      3. Shares Subject to the Plan. Subject to the provisions of Sections 14 and 16 of the Plan, the maximum aggregate number of shares of Stock that may be issued under the Plan shall be Ten Million (10,000,000) and shall consist of authorized but unissued or reacquired shares of Stock or any combination thereof. If an outstanding Award for any reason expires or is terminated or canceled or if shares of Stock are acquired as an Award subject to a Company repurchase option and are repurchased by the Company at the Awardee's exercise price, the shares of Stock allocable to the unexercised portion of such Award or such repurchased shares of Stock shall again be available for issuance under the Plan. However, except as adjusted pursuant to Section 4.2, in no event shall more than Ten Million (10,000,000) shares of Stock be available for issuance pursuant to the exercise of Incentive Stock Options (the "ISO Share Issuance Limit"). Notwithstanding the foregoing, at any such time as the offer and sale of securities pursuant to the Plan is subject to compliance with Section
260.140.45 of Title 10 of the California Code of Regulations ("Section 260.140.45"), the total number of shares of Stock issuable upon the exercise of all outstanding Awards (together with options outstanding under any other stock option plan of the Company) and the total number of shares provided for under any stock bonus or similar plan of the Company shall not exceed thirty percent (30%) (or such other higher percentage limitation as may be approved by the shareholders of the Company pursuant to Section 260.140.45) of the then outstanding shares of the Company as calculated in accordance with the conditions and exclusions of Section 260.140.45.

      4.    Administration of the Plan.

            4.1 Procedure. The Plan shall be administered by the Board of Directors of the Company.

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                  4.1.1 The Board of Directors may appoint one or more
Committees each consisting of not less than two members of the Board of Directors to administer the Plan on behalf of the Board of Directors, subject to such terms and conditions as the Board of Directors may prescribe. Once appointed, such Committees shall continue to serve until otherwise directed by the Board of Directors.

                  4.1.2 From time to time the Board of Directors may increase the size of the Committee(s) and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, or fill vacancies however caused.

            4.2 Powers of the Board. Subject to the provisions of the Plan, the Board shall have the authority, in its discretion: (i) to grant Incentive Stock Options, Nonqualified Stock Options, Stock Awards, and SARs; (ii) to determine, in accordance with Section 11.2 of the Plan, the fair market value of the Shares; (iii) to determine, in accordance with Section 11.1 of the Plan, the exercise price per share of Awards to be granted; (iv) to determine the Participants to whom, and the time or times at which, Awards shall be granted and the number of Shares to be represented by each Award; (v) to interpret the Plan; (vi) to prescribe, amend, and rescind rules and regulations relating to the Plan; including the form of Award Agreement, and manner of acceptance of an Award; (vii) to determine the terms and provisions of each Award to be granted (which need not be identical) and, with the consent of the Awardee, modify or amend each Award; (viii) to authorize conversion or substitution under the Plan of any or all Conversion Options; (ix) to accelerate or defer (with the consent of the Awardee) the exercise date of any Option; (x) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Award previously granted by the Board; and (xi) to make all other determinations deemed necessary or advisable for the administration of the Plan.

            4.3 Effect of Board's Decision. All decisions, determinations, and interpretations of the Board shall be final and binding on all Participants and Awardees.

      5.    Eligibility.

            5.1 Awards may be granted to Participants and to persons to whom offers of employment as an Employee have been extended; provided that Incentive Stock Options may only be granted to Employees. For avoidance of doubt, directors are not eligible to participate in the Plan unless they are Employees or Consultants.

            5.2 The maximum number of Shares with respect to which an Award or Awards may be granted to any Participant in any one taxable year of the Company (the "Maximum Annual Participant Award") shall not exceed 2,500,000 Common Shares (increased, proportionately, in the event of any stock split or stock dividend with respect to the Shares). If an Option is in tandem with an SAR, such that the exercise of the Option or SAR with respect to a Share cancels the tandem SAR or Option right, respectively, with respect to each Share, the tandem Option and SAR rights with respect to each Share shall be counted as covering but one Share for purposes of the Maximum Annual Participant Award.

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      6.    Options.

            6.1 Each Option shall be designated in the written or electronic option agreement as either an Incentive Stock Option or a Nonqualified Stock Option. However, notwithstanding such designations, to the extent that the aggregate fair market value of the Shares with respect to which Options designated as Incentive Stock Options are exercisable for the first time by any Employee during any calendar year (under all plans of the Company) exceeds $100,000, such Options shall be treated as Nonqualified Stock Options.

            6.2 For purposes of Section 6.1, Options shall be taken into account in the order in which they were granted, and the fair market value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

            6.3 Options converted or substituted under the Plan for any or all outstanding stock options and stock appreciation rights held by employees, consultants, advisors or other option holders granted by entities subsequently acquired by the Company ("Conversion Options") shall be effective as of the close of the respective mergers and acquisitions of such entities by the Company. The Conversion Options may be Incentive Stock Options or Nonqualified Stock Options, as determined by the Committee; provided, however, that stock appreciation rights in the acquired entity shall only be converted to or substituted with Nonqualified Stock Options. The Conversion Options shall be options to purchase the number of Common Shares determined by multiplying the number of shares of the acquired entity's common stock underlying each such stock option or stock appreciation right immediately prior to the closing of such merger or acquisition by the number specified in the applicable merger or acquisition agreement for conversion of each share of such entity's common stock to a Common Share (the "Merger Ratio"). Such Conversion Options shall be exercisable at an exercise price per Common Share (increased to the nearest whole cent) equal to the exercise price per share of the acquired entity's common stock under each such stock option or stock appreciation right immediately prior to closing divided by the Merger Ratio. No fractional Common Shares will be issued upon exercise of Conversion Options. In lieu of such issuance, the Common Shares issued pursuant to each such exercise shall be rounded to the closest whole Share. All other terms and conditions applicable to such stock options and stock appreciation rights prior to closing of the acquisition, including vesting, shall remain unchanged under the Conversion Options.

            6.4 Any Award of Options under this Plan shall vest according to a timeline established by the Board at the time of the Award. Such vesting schedule may be accelerated by the Board, in its own discretion, at any time. Awards of Options made to Employees who are not officers or directors, at a minimum, vest at the rate of 20% of the Options per year over five years from the Award Date.

      7.    Stock Awards.

            7.1 Stock Awards may be granted either alone, in addition to, or in tandem with other Awards granted under the Plan. The maximum aggregate number of Shares underlying all such Stock Awards shall not exceed 2,500,000 Common Shares (increased, proportionately, in the event of any stock split or stock dividend with respect to the Shares). Any Stock Award granted to an Employee who is non-exempt for purposes of the FLSA shall include

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a vesting period of not less than six months. After the Committee determines that it will offer a Stock Award, it will advise the Awardee in writing or electronically, by means of an Award Agreement, of the terms, conditions and restrictions, including vesting, if any, related to the offer, including the number of Shares that the Awardee shall be entitled to receive or purchase, the price to be paid, if any, and, if applicable, the time within which the Awardee must accept the offer. The offer shall be accepted by execution of an Award Agreement in the manner determined by the Committee.

            7.2 Unless the Committee determines otherwise, the Award Agreement shall provide for the forfeiture of the non-vested Common Shares underlying such Stock Award upon the Awardee ceasing to be a Participant. To the extent that the Awardee purchased the Shares granted under such Stock Award and any such Shares remain non-vested at the time the Awardee ceases to be a Participant, the cessation of Participant status shall cause an immediate sale of such non vested Shares to the Company at the original price per Common Share paid by the Awardee.

      8.    SARs.

            8.1 The Committee shall have the full power and authority, exercisable in its sole discretion, to grant SARs to selected Awardees. The Committee is authorized to grant both tandem stock appreciation rights ("Tandem SARs") and stand-alone stock appreciation rights ("Stand-Alone SARs") as described below.

            8.2   Tandem SARs.

                  8.2.1 Awardees may be granted a Tandem SAR, exercisable upon such terms and conditions as the Committee shall establish, to elect between the exercise of the underlying Section 6 Option for Common Shares or the surrender of the Option in exchange for a distribution from the Company in an amount equal to the excess of (A) the fair market value (on the Option surrender date) of the number of Shares in which the Awardee is at the time vested under the surrendered Option (or surrendered portion thereof) over (B) the aggregate exercise price payable for such vested Shares.

                  8.2.2 No such Option surrender shall be effective unless it is approved by the Committee, either at the time of the actual Option surrender or at any earlier time. If the surrender is so approved, then the distributions to which the Awardee shall become entitled under this Section 8.2 may be made in Common Shares valued at fair market value on the Option surrender date, in cash, or partly in Shares and partly in cash, as the Committee shall deem appropriate.

                  8.2.3 If the surrender of an Option is not approved by the Committee, then the Awardee shall retain whatever rights he or she had under the surrendered Option (or surrendered portion thereof) on the Option surrender date and may exercise such rights at any time prior to the later of (A) five business days after the receipt of the rejection notice, or (B) the last day on which the Option is otherwise exercisable in accordance with the terms of the

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instrument evidencing such Option, but in no event may such rights be exercised more than 10 years after the date of the Option grant.

            8.3   Stand-Alone SARs.

                  8.3.1 An Awardee may be granted a Stand-Alone SAR not tied to any underlying Option under Section 6 of the Plan. The Stand-Alone SAR shall cover a specified number of Common Shares and shall be exercisable upon such terms and conditions as the Committee shall establish. Upon exercise of the Stand-Alone SAR, the holder shall be entitled to receive a distribution from the Company in an amount equal to the excess of (A) the aggregate fair market value (on the exercise date) of the Common Shares underlying the exercised right over
(B) the aggregate base price in effect for those Shares.

                  8.3.2 The number of Common Shares underlying each Stand-Alone SAR and the base price in effect for those Shares shall be determined by the Committee at the time the Stand-Alone SAR is granted. In no event, however, may the base price per Share be less than the fair market value per underlying Common Share on the grant date.

                  8.3.3 The distribution with respect to an exercised Stand-Alone SAR may be made in Common Shares valued at fair market value on the exercise date, in cash, or partly in Shares and partly in cash, as the Committee shall deem appropriate.

            8.4   The Common Shares underlying any SARs exercised under this
Section 8 shall not be available for subsequent issuance under the Plan.

      9. Term of Plan. The Plan shall become effective as of the Effective Date. It shall continue in effect until terminated under Section 17 of the Plan.

      10. Term of Award. The term of each Award shall be no more than 10 years from the date of grant. However, in the case of any Option or SAR granted to a Participant who, at the time the Option or SAR is granted, owns Shares representing more than 10 percent of the voting power of all classes of shares of the Company or any Parent or Subsidiary, the term of the Option or SAR shall be no more than five years from the date of grant.

      11.   Exercise Price and Consideration.

            11.1 The per Share exercise price under each Award shall be such price as is determined by the Board, subject to the following:

                  11.1.1 In the case of an Incentive Stock Option

                        (i) granted to an Employee who, at the time of the grant of such Incentive Stock Option, owns shares representing more than 10 percent of the voting power of all classes of shares of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110 percent of the fair market value per Share on the date of grant.

                        (ii) granted to any other Employee, the per Share exercise price shall be no less than 100 percent of the fair market value per Share on the date of grant.

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                  11.1.2 Except for Conversion Options under Section 6.3, the per Share exercise price under a Nonqualified Stock Option or SAR shall be no less than 85 percent of the fair market value per Share on the date of grant. In the case of a Nonqualified Stock Option or SAR granted to an Employee who, at the time of grant of such Nonqualified Stock Option or SAR, owns shares representing more than 10 percent of the voting power of all classes of shares of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110 percent of the fair market value per Share on the date of grant. Notwithstanding the foregoing (or any other provision of the Plan), Options and SARs that are granted to Employees who are non-exempt for purposes of the FLSA, shall satisfy the requirements for exclusion from regular rate of pay for purposes of the FLSA and shall have an exercise price that is at least 85 percent of the fair market value of the underlying Shares at the time of grant; furthermore, such Options or SARs shall not be exercisable within the six month period immediately following the date of grant, except, if so provided in the Award Agreement, in the event of the Awardee's death, disability, or retirement, upon a change in corporate control of the Company, or under such other circumstances as are permitted under the FLSA or rules and regulations thereunder.

                  11.1.3 The maximum aggregate number of Shares underlying all Nonqualified Stock Options and SARs with a per Share exercise price of less than fair market value on any grant date that may be granted under this Plan is 2,500,000 Shares (increased, proportionately, in the event of any stock split or stock dividend with respect to the Shares).

                  11.1.4 The maximum aggregate number of Shares underlying all Stock Awards with a per Share price of less than fair market value on any grant date that may be granted under this Plan is 2,500,000 Shares (increased, proportionately, in the event of any stock split or stock dividend with respect to the Shares).

            11.2 Whenever it is necessary to determine the fair market value of a common share, the Board shall designate a method of determining such value as is deemed prudent in the Board's discretion.

            11.3 The consideration to be paid for the Shares to be issued upon exercise of an Award, including the method of payment, shall be determined by the Board at the time of grant and may consist of cash and/or check. If the Awardee is an officer of the Company within the meaning of Section 16 of the Exchange Act, he may, in addition, be allowed to pay all or part of the purchase price with Shares which, as of the exercise date, the officer has owned for six months or more. Shares used by officers to pay the exercise price shall be valued at their fair market value on the exercise date.

            11.4 Prior to issuance of the Shares upon exercise of an Award, the Awardee shall pay any federal, state, and local income and employment tax withholding obligations applicable to such Award. If an Awardee is an officer of the Company within the meaning of Section 16 of the Exchange Act, he may elect to pay such withholding tax obligations by having the Company withhold Shares having a value equal to the amount required to be withheld. The value of the Shares to be withheld shall equal the fair market value of the Shares on the day the Award is exercised. The right of an officer to dispose of Shares to the Company in satisfaction of withholding tax obligations shall be deemed to be approved as part of the initial grant of an

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Award, unless thereafter rescinded, and shall otherwise be made in compliance with Rule 16b-3 and other applicable regulations.

      12.   Exercise of Award.

            12.1 Procedure for Exercise; Rights as a Shareholder. Any Award granted hereunder shall be exercisable at such times and under such conditions as determined by the Board at the time of grant, and as shall be permissible under the terms of the Plan.

            An Award may not be exercised for a fraction of a Share.

            An Award shall be deemed to be exercised when written or electronic notice of such exercise has been given to the Company in accordance with the terms of the Award by the person entitled to exercise the Award and full payment for the Shares with respect to which the Award is exercised has been received by the Company. Full payment may, as authorized by the Board, consist of any consideration and method of payment allowable under Section 11.3 of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the share certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Shares subject to the Award, notwithstanding the exercise of the Award. The Company shall issue (or cause to be issued) such share certificate promptly upon exercise of the Award. In the event that the exercise of an Award is treated in part as the exercise of an Incentive Stock Option and in part as the exercise of a Nonqualified Stock Option pursuant to Section 6.1, the Company shall issue a share certificate evidencing the Shares treated as acquired upon the exercise of an Incentive Stock Option and a separate share certificate evidencing the Shares treated as acquired upon the exercise of a Nonqualified Stock Option, and shall identify each such certificate accordingly in its share transfer records. No adjustment will be made for a dividend or other right for which the record date is prior to the date the share certificate is issued, except as provided in
Section 14 of the Plan.

            Exercise of an Award in any manner and delivery of the Shares subject to such Award shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Award, by the number of Shares as to which the Award is exercised.

            12.2 Termination of Status as a Participant. In the event of termination of an Awardee's Continuous Status as a Participant, such Awardee may exercise his or her rights under any outstanding Awards to the extent exercisable on the date of termination for a period of three months following the termination of such Awardee's Status (but in no event later than the date of expiration of the term of such Award as set forth in the Award Agreement). To the extent that the Awardee was not entitled to exercise his or her rights under such Awards at the date of such termination, or does not exercise such rights within the time specified in the individual Award Agreements, the Awards shall terminate.

            12.3  Disability of Awardee. Notwithstanding the provisions of
Section 12.2 above, in the event of termination of an Awardee's Continuous Status as a Participant as a result of total and permanent disability (i.e., the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected

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to result in death or which has lasted or can be expected to last for a continuous period of 12 months), the Awardee may exercise the Award, but only to the extent of the right to exercise that would have accrued had the Awardee remained in Continuous Status as a Participant for a period of 12 months after the date on which the Participant ceased performing services as a result of the total and permanent disability. Such exercise must occur within 18 months (or such shorter time as is specified in the grant) from the date on which the Participant ceased performing services as a result of the total and permanent disability (but in no event later than the date of expiration of the term of such Award as set forth in the Award Agreement). To the extent that the Awardee was not entitled to exercise such Award within the time specified herein, the Award shall terminate.

            12.4  Death of Awardee. Notwithstanding the provisions of Section
12.2 above, in the event of the death of an Awardee:

                  12.4.1 who is at the time of death a Participant, the Award may be exercised, at any time within 12 months following the date of death, by the Awardee's estate or by a person who acquired the right to exercise the Award by bequest or inheritance, but only to the extent of the right to exercise that would have accrued had the Awardee continued living and remained in Continuous Status as a Participant 12 months after the date of death; or

                  12.4.2 whose Award has not yet expired but whose Continuous Status as a Participant terminated prior to the date of death, the Award may be exercised, at any time within 12 months following the date of death, by the Awardee's estate or by a person who acquired the right to exercise the Award by bequest or inheritance, but only to the extent of the right to exercise that had accrued at the date of termination.

                  12.5 Notwithstanding subsections 12.2, 12.3, and 12.4 above, the Board shall have the authority to extend the expiration date of any outstanding option in circumstances in which it deems such action to be appropriate (provided that no such extension shall extend the term of an Award beyond the date on which the Award would have expired if no termination of the Employee's Continuous Status as a Participant had occurred).

      13. Non-Transferability of Awards. During the lifetime of the Awardee, an Award shall be exercisable only by the Awardee or the Awardee's guardian or legal representative. No Award shall be assignable or transferable by the Awardee, except by will or by the laws of descent and distribution. Notwithstanding the foregoing, to the extent permitted by the Board, in its discretion, and set forth in the Award Agreement evidencing such Award, a Nonqualified Stock Option or a SAR shall be assignable or transferable subject to the applicable limitations, if any, described in Section 260.140.41 of Title 10 of the California Code of Regulations, Rule 701 under the Securities Act of 1933, as amended (the "Securities Act"), and the General Instructions to Form S-8 Registration Statement under the Securities Act.

      14.   Adjustments to Shares Subject to the Plan.

            The number of Shares covered by each outstanding Award, the Maximum Annual Employee Award and the number of Shares which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Award, as well as the price per Share covered by each such

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outstanding Award, shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination, or reclassification of the Shares, or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding, and conclusive. Except as expressly provided herein, no issuance by the Company of shares of any class, or securities convertible into shares of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Award.

            In the event of the proposed dissolution or liquidation of the Company, the Award will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. The Board may, in the exercise of its sole discretion in such instances, declare that any Award shall terminate as of a date fixed by the Board and give each Awardee the right to exercise an Award as to all or any part of the Shares subject to an Award, including Shares as to which the Award would not otherwise be exercisable. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each Award shall be assumed or an equivalent award shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless such successor corporation does not agree to assume the Award or to substitute an equivalent award, in which case the Board shall, in lieu of such assumption or substitution, provide for the Awardee to have the right to exercise the Award as to all of the Shares subject to Awards, including Shares as to which the Award would not otherwise be exercisable. If the Board makes an Award fully exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify the Awardee that the Award shall be fully exercisable for a period of 15 days from the date of such notice, and the Award will terminate upon the expiration of such period.

      15. Time of Granting Awards. The date of grant of an Award shall, for all purposes, be the date on which the Company completes the corporate action relating to the grant of such Award and all conditions to the grant have been satisfied, provided that conditions to the exercise of an Award shall not defer the date of grant. Notice of a grant shall be given to each Participant to whom an Award is so granted within a reasonable time after the determination has been made.

      16. Substitutions and Assumptions. The Board shall have the right to substitute or assume Awards in connection with mergers, reorganizations, separations, or other transactions to which Section 424(a) of the Code applies, provided such substitutions and assumptions are permitted by Section 424 of the Code and the regulations promulgated thereunder. The number of Shares reserved pursuant to Section 3 may be increased by the corresponding number of Awards assumed and, in the case of a substitution, by the net increase in the number of Shares subject to Awards before and after the substitution.

      17.   Amendment and Termination of the Plan.

            17.1 Amendment and Termination. The Board may amend or terminate the Plan from time to time in such respects as the Board may deem advisable (including, but not limited to, amendments which the Board deems appropriate to enhance the Company's ability to claim deductions related to stock option exercises); provided that any increase in the number of Shares subject to the Plan, other than in connection with an adjustment under Section 14 of the Plan, shall require approval of or ratification by the shareholders of the Company.

            17.2 Participants in Foreign Countries. The Board shall have the authority to adopt such modifications, procedures, and subplans as may be necessary or desirable to comply with provisions of the laws of foreign countries in which the Company or its Subsidiaries may operate to assure the viability of the benefits from Awards granted to Participants performing services in such countries and to meet the objectives of the Plan.

            17.3 Effect of Amendment or Termination. Any such amendment or termination of the Plan shall not affect Awards already granted and such Awards shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Awardee and the Board, which agreement must be in writing and signed by the Awardee and the Company.

      18. Conditions Upon Issuance of Shares. Shares shall not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

      19. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

      20. No Employment/Service Rights. Nothing in the Plan shall confer upon any Participant the right to an Award or to continue in service as an Employee or Consultant for any period of specific duration, or interfere with or otherwise restrict in any way the rights of the Company (or any Parent or Subsidiary employing or retaining such person), or of any Participant or Awardee, which rights are hereby expressly reserved by each, to terminate such person's services at any time for any reason, with or without cause.

      21. Information to Awardees. At least annually, copies of the Company's balance sheet and income statement for the just completed fiscal year shall be made available to each Awardee and purchaser of shares of Stock under the Plan. The Company shall not be required to provide such information to key employees whose duties in connection with the Company assure them access to equivalent information. Furthermore, the Company shall deliver to each Awardee such disclosures as are required in accordance with Rule 701 under the Securities Act.

NEITHER THIS OPTION NOR THE SHARES ISSUABLE UPON ITS EXERCISE HAVE BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS AND NEITHER MAY BE OFFERED OR SOLD BY THE HOLDER EXCEPT PURSUANT TO REGISTRATIONS AND/OR QUALIFICATIONS UNDER SUCH ACT AND LAWS OR EXEMPTIONS FROM SUCH REGISTRATION AND/OR QUALIFICATION REQUIREMENTS.

                                 NOTICE OF AWARD
                                 (OPTION AWARD)

To: ____________ ("Awardee")

      THIS IS TO CERTIFY that DELIATROPH PHARMACEUTICALS, INC., a California corporation (the "Company") dba Hyalozyme Therapeutics, Inc., has granted to Awardee an Option under the Company's 2001 Stock Plan (the "Plan"), as follows:

                  Award Date:    _____________

              Type of Award:

                  [ ]  Incentive Stock Option

                  [ ]  Nonstatutory Stock Option

      Number of Option Shares:    ___________

               Exercise Price:    $_______

               Expiration Date:    _________

              Date Exercisable:    This Option may be exercised in whole or in
                                   part, for 100% of the Option Shares at any time after the Award Date.

               Vesting Terms:    _____________

      The terms of your Option are provided in this Notice and Annex I attached. When this Notice is signed by you and returned to the Company, it together with Annex I will be your "Award Agreement." To the extent there is a conflict between the Award Agreement and the Plan, the Plan governs. Prior to signing this Notice, the Company strongly suggests that you carefully review this Notice, Annex I, the Plan, and any description of the Plan that is provided.

      References to defined terms and paragraph numbers in this Notice are references to defined terms in this Notice and in Annex I and references to paragraphs numbers are references to paragraphs in Annex I.

                          CERTAIN IMPORTANT PROVISIONS

      The following highlights certain, but not all, important provisions of the Option. These highlights should not be treated as a substitute for reading Annex I and the Plan.

      Termination of Participant Status. You have been granted the Award by virtue of your status as a Participant under the Plan. If the relationship giving rise to your Participant Status ceases, your rights under the Award may change or terminate. See Paragraph 6.

      Transfer. The Option is personal to you and cannot be sold, transferred, or assigned except by operation of law on your death. Transfer of Purchased Shares may be restricted under state and federal securities laws and, if so, may not be transferred except in compliance with such laws and will bear a legend to that effect. Purchased Shares that are Restricted Shares are subject to a repurchase right on behalf of the Company and will bear a legend to that effect. See Paragraph 7.

      Exercise. You may exercise your rights, in whole or in part, by delivering to the Company a Notice of Exercise in the form of Exhibit A to Annex I, accompanied by payment of the Exercise Price for the Option Shares being purchased (Purchased Shares). The Company will then issue a certificate for the Purchased Shares. To the extent the Purchased Shares are Restricted Shares they will be deposited in escrow together with certain distributions made on them subject to the Company's right of repurchase until they are vested. See Paragraph 9.9. You are under no obligation to exercise the Option. See Paragraph 5.

      Events that Change Option Terms. The number of Option Shares and/or Exercise Price of your Option may be adjusted to reflect stock splits, stock dividends, mergers and other major corporate events that could change the exercisability of your Option, the number or kind of securities or other property to which your Option relates, or the Exercise Price.

      Repurchase Right. To the extent not Vested, at the time your Participant Status ceases the Company has a right to repurchase your Purchased Shares for the price you paid for them. See Vesting Terms above, and Paragraph 9.

      Disputes. Disputes arising out of this Award must be resolved by arbitration rather than litigation in court. In the arbitration, attorneys' fees and expenses must be paid by the party that does not prevail. See Paragraph 16.

      Waiver of Claim to Undocumented Stock Rights. By accepting this Option you are agreeing to waive any claim that you are entitled to any Award which may have been discussed with or promised to you but have not been documented in a writing signed by the Company. See Paragraph 10.

      Withholding. If you are an Employee or former Employee, the Company may require you to pay the amount of tax, if any, required to be withheld by the Company as a result of the exercise of your Option, or the Vesting or disposition of the Purchased Shares. See Paragraph 15.2.

      The Company and Awardee each hereby agrees to be bound by the terms and conditions of this Notice and Annex I.

DeliaTroph Pharmaceuticals, Inc.    Awardee

By: ______________________________  _________________________________________
     Jonathan Lim,
     Chief Executive Officer

                                    (Please print your name exactly as you wish it to appear on any stock certificate issued to you upon exercise of the Option)

                                     ANNEX I

                                   AWARD TERMS
                                 (Stock Option)

      These Terms are attached to a Notice of Award (the "Notice") and are terms and conditions of the Option referred to in the Notice.

      1. Definitions. When used herein, the following terms have the following meanings:

            "Advisor" means any person who is not a Director, Officer, Employee, or Consultant who provides advice to the Company, its Parent or Subsidiary, pursuant to a written description of services and is identified by the Board as an advisor.

            "Award" means the grant of Stock Option described in the Notice.

            "Award Agreement" means the Notice and this Annex taken together.

            "Award Agreement Term" has the meaning provided in Paragraph 3.

            "Award Date" refers to the award date stated in the Notice.

            "Consultant" means any person, except an Officer, Director, Employee, or Advisor engaged by the Company, its Parent or Subsidiary, to render personal services to such entity.

            "Committee" means the committee appointed by the Board of Directors to oversee the grants of Awards in accordance with Section 4.1 of the Plan, if one is appointed; or if no committee has been appointed, the Board of Directors.

            "Director" means a person actively serving on the Board of the Company, or any Parent or Subsidiary of the Company.

            "Employee" means any person that is a common law employee of, receives remuneration for personal services to, or is on the payroll of, the Company. A person is on the payroll of the Company if he or she is paid pursuant to the employee payroll procedures of the Company. A person providing services to the Company pursuant to an agreement with a staff leasing organization, temporary workers engaged through or employed by temporary or leasing agencies, and workers who hold themselves out to the Company to which they are providing services as being independent contractors, or as being employed by or engaged through another company while providing the services, are not Employees for purposes of these Terms.

            "Exercise Price" means the exercise price stated in the Notice.

            "Exchange Act" means the federal Securities Exchange Act of 1934, as amended.

            "Expiration Date" means the expiration date stated in the Notice.

            "Notice" means the Notice of Award to which this Annex is attached.

            "Officer" refers to a person who is elected an officer of the Company, its Parent or Subsidiary, by the Board of Directors of the Company, its Parent or Subsidiary.

            "Option Shares" means the option shares stated in the Notice.

            "Parent" means any corporation owning 50% or more of a second corporation's combined voting power and other corporations satisfying the definition of "parent" under Section 422 of the Code.

            "Participant" means a Director, Officer, Employee, Consultant, or Advisor of the Company, its Parent or Subsidiary.

            "Participant Status" means, in the case of an Incentive Stock Option, being a Participant solely by virtue of being an Employee of the Company, its Parent or Subsidiary; and, in the case of a Nonstatutory Stock Option, being a Participant by virtue of having any of the relationships with the Company included in the definition of Participant.

            "Purchased Shares" means the shares purchased upon exercise of Awardee's Option.

            "Securities Act" means the federal Securities Act of 1933, as amended.

            "Subsidiary" with reference to a subject corporation, means any corporation as to which it is a Parent.

            "Vest" means for the Option to become exercisable.

            "Vesting Terms" means the terms on which the Option becomes exercisable as described in the Notice.

      2. Option.

      During the Award Agreement Term, on the terms and conditions provided in the Award Agreement, Awardee has the right to purchase the Option Shares for the Exercise Price.

      3. Award Agreement Term.

            3.1 General Rule. The Award term ("Award Agreement Term") will commence on the Award Date and terminate on the earlier to occur of:

                  (i) the Expiration Date,

                  (ii) the date Awardee's status as a Participant terminates, as described in Paragraph 6, or

                  (iii) a Liquidating Event, as described in Paragraph 8.4.

            3.2 Special Rules. Where the Award Agreement Term expires because Awardee's status as a Participant terminates or the Award Agreement terminates for reasons described in Paragraph 8.2, the Award Agreement Term will be extended solely for the purpose of allowing exercise of the Option, as follows:

                  (i) if Participant Status terminates pursuant to the provisions of Paragraph 6(i), the Award Agreement Term will be extended for a period of 60 days from the termination date provided in Paragraph 3.1 but in no event to a date later than the Expiration Date.

                  (ii) if Participant Status terminates pursuant to the provisions of Paragraph 6(ii), the Award Agreement Term will be extended for a period of 12 months from the termination date provided in Paragraph 3.1 but in no event to a date later than the Expiration Date. During that period of the extension Awardee's executors or administrators, or any person or persons acquiring the Option directly from Awardee by bequest or inheritance, will have the right to exercise the Option.

                  (iii) If the Option is not exercised prior to termination of the Award Agreement Terms plus any period provided in clause (i), (ii), or (iii) as applicable, the Option will terminate.

            4. Vesting.

      During the Award Agreement Term, except for accelerated vesting under the provisions of Paragraph 8.4, the Award Shares will Vest according to the Vesting Terms.

      5. Exercise of Option.

      The Option may be exercised, in whole or in part, only by delivery to the Company of:

            (i) written notice of exercise in the form of Exhibit "A" stating the number of Option Shares then being purchased; and

            (ii) payment of the Exercise Price of the Purchased Shares plus any amount payable in accordance with Paragraph 15, either in cash, by check, or by cancellation of any indebtedness of the Company to Awardee for accrued and unpaid salary. In the sole discretion of the Committee, pursuant to a request made by Awardee at the time of exercise, payment may also be made in whole or part by transfer to the Company of issued and outstanding Common Stock held by the Awardee for at least 6 months. In such event, the value of such stock will be determined based upon the trading price of the Common Stock on the principal trading market where it is then being traded, averaged over the five days immediately preceding the date of the exercise. In the event the Common Stock is not then being traded in a public market, the value of such stock will be the fair market value as determined by the Board or a committee thereof.

      Subject to the escrow requirement for Restricted Shares, following receipt of the notice and payment, the Company will issue and deliver to Awardee a stock certificate or stock certificates evidencing the Purchased Shares.

      6. Termination of Participant Status. Participant Status will terminate:

            (i) in the case of an Awardee of an Incentive Stock Option, at such time as Awardee ceases for any length of time however brief to be an Employee for any reason; provided, however, if the Awardee ceases to be an Employee but nevertheless remains a Participant without interruption in Participant Status, then to the extent Awardee has not fully exercised the Option prior to expiration of the period provided in Paragraph 3.2(i) the Option will automatically convert to a Nonstatutory Stock Option and continue in full force and effect as if it had always been a Nonstatutory Stock Option.

            (ii) in the case of an Awardee of a Nonstatutory Stock Option, at such time as Awardee ceases for any length of time however brief to hold a relationship with the Company that brings Awardee within the definition of Participant.

            (iii) upon the date of death or permanent disability of the Awardee.

      7. Restrictions on Purchased Shares.

            7.1 Securities Laws Restrictions. Awardee may not sell, transfer (with or without consideration), assign, pledge, hypothecate or otherwise dispose of (collectively, "Transfer") any of the Purchased Shares unless the proposed disposition will not result in the violation of the Securities Act, or the securities laws of any state of the United States.

            7.2 Opinion of Counsel. If requested by the Company, Awardee will, prior to the transfer of such Purchased Shares, deliver to the Company a written opinion of counsel, satisfactory to the Company and its counsel, that the proposed transfer will comply with the requirements set forth in Paragraph 7.1, in which case, the Company will bear all reasonable costs of such counsel in preparing such opinion.

            7.3 Any attempted Transfer which is not in full compliance with this Paragraph 7 will be null and void, and of no force or effect.

      8. Adjustments upon Occurrence of Certain Events.

            8.1 Stock Splits, Reverse Stock Splits, Common Stock Dividends. The number of unexercised Option Shares covered by each outstanding Award as well as their Exercise Price shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination, or reclassification of the Shares, or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding, and conclusive. Except as expressly provided herein, no issuance by the Company of shares of any class, or securities convertible into shares of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of Option Shares or Exercise Price under the Option.

            8.2 Other Corporate Events. In the event of the proposed dissolution or liquidation of the Company, the Award Agreement Term will terminate immediately prior to the consummation of such proposed action. Any unvested Option Shares will fully Vest fifteen days prior to the scheduled effective date of the dissolution or liquidation and the Option may be exercised at any time up to that effective date. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, this Award Agreement may be assumed or an equivalent award may be substituted by such other corporation or a parent or subsidiary of such other corporation (collectively, the "successor corporation") so long as Awardee will have Participant Status with regard to the successor corporation. In the absence of such an assumption or substitution, the Award shares will fully Vest fifteen days prior to the scheduled effective date of such sale or merger and the Option may be exercised at any time up to that effective date. Upon such an assumption or substitution with the Awardee continuing as a Participant with the successor corporation, the Award Shares will nevertheless become fully Vested upon termination of Awardee's Participant Status with the successor corporation
(i) by the successor corporation "without cause" or (ii) by Awardee following an "adverse change." For this purpose:

                  (A) "Without cause" means any termination of Participant Status by the successor corporation or a parent or subsidiary without Awardee's consent except for a termination based on (i) willful breach or habitual neglect of Awardee's duties or (ii) acts of dishonesty, fraud, misrepresentation, or other acts of moral turpitude that would prevent the effective performance of Awardee's duties.

                  (B) "Adverse change" means, without Awardee's consent, (i) a reduction in Awardee's compensation, benefits, or responsibilities, or (ii) a change of Awardee's place of employment which, based on Awardee's residence and place of employment at the time such sale or merger was announced, is 15 or more miles farther from Awardee's place of residence.

      Not withstanding the foregoing, the Company's merger with Global Yacht Services, Inc., with any subsidiary of Global Yacht Services, Inc., or with any other company in order to effect the transactions contemplated in that certain amended term sheet for financing, dated as of October 17, 2003, by and between the Company and Grove Street Capital Advisors, Inc., shall not be deemed to be a sale or merger with respect to this Section 8.2.

            8.3 Calculation of Adjustment. When any adjustment is required to be made in the Option Exercise Price under this Paragraph 8, the number of Option Shares purchasable upon the exercise of the Option will be adjusted to that number determined by (i) multiplying the number of Option Shares immediately prior to such adjustment by the Exercise Price in effect immediately prior to such adjustment, and then (ii) dividing that product by the Exercise Price in effect immediately after such adjustment. Fractional shares will be disregarded.

            8.4 Board Determinations Final. To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments will be made by the Board, and its determination will be final, binding, and conclusive.

            8.5 Provisions Exclusive. The provisions of this Paragraph 8 are intended to be exclusive with respect to the transactions covered, and Awardee will have no other rights under this Award Agreement upon the occurrence of any of the events described in this Paragraph 8.

            8.6 No Limitation on the Conduct of the Company's Business. The grant of the Award will not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes in its capital or business structure, or to merge, consolidate, dissolve or liquidate, or to sell or transfer all or any part of its business or assets.

      9. Right of Repurchase.

            9.1 Scope of Repurchase Right. Unless they have become Vested, Purchased Shares will be Restricted Shares and subject to a right (but not an obligation) of repurchase by the Company. The Awardee may not transfer, assign, encumber or otherwise dispose of any Restricted Shares, except as provided in the following sentence. The Awardee may transfer Restricted Shares (i) by beneficiary designation, will, or intestate succession or (ii) to the Awardee's spouse, children or grandchildren, or (iii) to a trust established by the Awardee for the benefit of the Awardee or the Awardee's spouse, children, or grandchildren, provided in each case that the Transferee agrees in writing on a form prescribed by the Company to be bound by all provisions of this Award Agreement. If the Awardee transfers any Restricted Shares, then this Paragraph 9 will apply to the Transferee to the same extent as to the Awardee.

            9.2 Condition Precedent to Exercise. The Right of Repurchase will be exercisable with respect to Restricted Shares only during the 60-day period next following the later of:

                  (i) the date when the Awardee's Participant Status terminates for any reason, with or without cause, including (without limitation) death or disability; or

                  (ii) the date when such Restricted Shares are purchased by the Awardee, the executors or administrators of the Awardee's estate, or any person who has acquired this Award Agreement directly from the Awardee following Awardee's death, by bequest, inheritance, or beneficiary designation.

            9.3 Repurchase Cost. If the Company exercises the Right of Repurchase, it will pay the Awardee an amount equal to the Exercise Price for each of the Restricted Shares being repurchased.

            9.4 Exercise of Repurchase Right. The Right of Repurchase will be exercisable only by written notice delivered to the Awardee prior to the expiration of the 60-day period specified in Paragraph 9.2. The notice must set forth the date on which the repurchase is to be effected. Such date may not be more than 30 days after the date of the notice. The certificate(s) representing the Restricted Shares to be repurchased, if not in escrow as contemplated by Paragraph 9.7, must, prior to the close of business on the date specified for the repurchase, be delivered to the Company properly endorsed for transfer. The Company must, concurrently with the receipt of such certificate(s), pay to the Awardee the repurchase cost determined according to Paragraph 9.3. Payment must be made in cash or cash equivalents or by canceling indebtedness to the Company incurred by the Awardee in the purchase of the Restricted Shares. The Right of Repurchase will terminate with respect to any Restricted Shares for which it has not been timely exercised pursuant to this Paragraph 9.

            9.5 Additional Shares or Substituted Securities. In the event of the declaration of a stock dividend, the declaration of an extraordinary dividend payable in a form other than stock, a spin-off, a stock split, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Company's outstanding securities without receipt of consideration, any new, substituted or additional securities or other property (including money paid other than as an ordinary cash dividend) which are by reason of such transaction distributed with respect to any Restricted Shares or into which such Restricted Shares thereby become convertible will immediately be subject to the Right of Repurchase. Appropriate adjustments to reflect the distribution of such securities or property will be made to the number and/or class of the Restricted Shares. Appropriate adjustments will also, after each such transaction, be made to the price per share to be paid upon the exercise of the Right of Repurchase in order to reflect any change in the Company's outstanding securities effected without receipt of consideration therefor; provided, however, that the aggregate repurchase cost payable by the Company for the Restricted Shares will remain the same.

            9.6 Termination of Rights as Stockholder. If the Company makes available, at the time and place and in the amount and form provided in this Agreement, the repurchase cost for Restricted Shares being repurchased in accordance with this Paragraph 9, then after such time the person from whom such Restricted Shares are to be repurchased will no longer have any rights as a holder of such Restricted Shares (other than the right to receive payment of such consideration in accordance with this Award Agreement). Such Restricted Shares will be deemed to have been repurchased in accordance with the applicable provisions hereof, whether or not the certificate(s) therefor have been delivered as required by this Agreement.

            9.7 Escrow. Upon issuance, the certificates for Restricted Shares will be deposited in escrow with the Company to be held in accordance with the provisions of this Agreement. Any new, substituted, or additional securities or other property described in Paragraph 9.5 attributable to Restricted Shares will immediately be delivered to the Company to be held in escrow. All regular cash dividends on Restricted Shares (or other securities at the time held in escrow) will be paid directly to the Awardee and will not be held in escrow. Restricted Shares, together with any other assets or securities held in escrow as provided in this paragraph 9, will be (i) surrendered to the Company for repurchase and cancellation upon the Company's exercise of its Right of Repurchase or (ii) released to the Awardee upon the Awardee's request to the extent the Purchased Shares have Vested and are no longer Restricted Shares (but not more frequently than once every six months).

      10. Waiver of Rights to Purchase Stock.

      By signing the Notice, Awardee acknowledges and agrees that neither the Company nor any other person or entity is under any obligation to grant, sell, or transfer to Awardee any option or equity security of the Company, other than the shares of Common Stock subject to the Notice and any other right or option to purchase Common Stock or equity security of the Company that is evidenced by a written agreement dated prior to the date of the Notice. By signing the Notice, Awardee specifically waives all rights that he or she may have had prior to the date of the Notice to receive any such prior purported option or equity security of the Company.

      11. Investment Intent.

      Awardee represents and agrees that if he or she exercises the Option in whole or in part and if at the time of such exercise the Plan and/or the Purchased Shares have not been registered under the Act, he or she will acquire Option Shares upon such exercise for the purpose of investment and not with a view to the distribution of such shares, and that upon each exercise of the Option he or she will furnish to the Company a written statement to such effect.

      12. Legends on Stock Certificates.

            12.1 Securities Law Legend. Awardee agrees that all certificates representing the Purchased Shares will be subject to such stop transfer orders and other restrictions (if any) as the Company may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed, and any applicable federal or state securities laws; and the Company may cause a legend or legends to be put on such certificates to make appropriate reference to such restrictions. For so long as the Option Shares are not registered, certificates representing Option Shares will bear the following legend:

            THE OFFER AND SALE OF THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE OFFERED OR SOLD BY THE HOLDER EXCEPT PURSUANT TO REGISTRATIONS AND/OR QUALIFICATIONS UNDER THE PROVISIONS OF SUCH ACT AND LAWS OR EXEMPTIONS FROM SUCH REGISTRATION AND/OR QUALIFICATION REQUIREMENTS.

            12.2 Restricted Share Legend. Certificates evidencing Restricted Shares will bear the following legend:

            THE SHARES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO REPURCHASE BY THE COMPANY UPON THE OCCURRENCE OF CERTAIN EVENTS DESCRIBED IN AN AGREEMENT BETWEEN THE ISSUER AND THE ISSUEE ON FILE WITH THE SECRETARY OF THE ISSUER.

      13. No Rights as Shareholder.

      Awardee will have no rights as a shareholder with respect to the Option Shares until the date of the issuance to Awardee of a stock certificate or stock certificates evidencing such shares. Except as may be provided in Paragraph 8, no adjustment will be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued.

      14. Modification.

      Subject to the terms and conditions and within the limitations of the Plan, the Board may modify, extend or renew the Option or accept the surrender of, and authorize the grant of a new option in substitution for, the Option (to the extent not previously exercised). No modification of the Option will be made which, without the consent of the Awardee, would cause the Option to fail to continue to qualify as an "incentive stock option" within Section 422A of the Internal Code or would alter or impair any rights of Awardee under the Option.

      15. Events Resulting in Compensation Income.

            15.1 Withholding. If Awardee is an employee or former employee and the grant, vesting, exercise, or disposition of the Option Award or Purchased Shares results in compensation income to Awardee, Awardee agrees to remit, at the time of the event, or at such later date as the Company may determine, an amount sufficient to satisfy all federal, state, and local withholding tax requirements relating thereto, and take such other action as the Company may require to satisfy such withholding requirements.

            15.2 Condition to Delivery of Shares. The Awardee agrees that the Company will be entitled to require, as a condition of delivery of any Purchased Shares, Awardee to remit the amount specified at the time required by Paragraph 15.1.

      16. Disputes. Any controversy or dispute arising out of this Award Agreement, the interpretation of any of its provisions, or the action or inaction of any party, must be resolved exclusively by arbitration in San Diego, California pursuant to the provisions of Part III, Title 9 (Section 1280 et seq.) of the California Code of Civil Procedure; provided, however, the arbitrator must follow the same rules of substantive law which a California trial court judge hearing the same matter would be bound to follow. The parties further agree that:

                  (i) Commencement. Arbitration may be commenced by either party's serving a written demand for arbitration on the other.

                  (ii) Attorney's Fees. The arbitrator must determine which party is the prevailing party and include reasonable attorney fees and costs in the award to the prevailing party. In the event a party refuses to submit to arbitration following the other party's request to do so and the requesting party petitions a court to compel the other party to commence the arbitration, the prevailing party under that petition is, at the time the petition proceedings are determined by the court, entitled to an award of its costs and reasonable attorney fees incurred in connection with preparing, filing, and prosecuting the petition.

                  (iii) Findings and Conclusions. The arbitrator must include in the award findings of fact and conclusions of law showing the legal and factual basis for the arbitrator's decision.

                  (iv) Errors of Law. The award may be entered by any court of competent jurisdiction sitting in the County of the arbitration but in connection with entry by the court, such award will be subject to review by such court with respect to errors of law (but not with respect to errors of fact). In the event such court determines that there was a material error of law in the award, the court, in the exercise of its discretion, may correct the award and enter it or return the matter to the arbitrator for further action consistent with the determination of the court.

      17. General Provisions.

            17.1 Further Assurances. Awardee will promptly take all actions and execute all documents requested by the Company which the Company deems to be reasonably necessary to effectuate the terms and intent of this Award Agreement.

            17.2 Notices. All notices, requests, demands and other communications under this Award Agreement will be in writing and will be given to the parties hereto as follows:

          If to the Company:

                  DeliaTroph Pharmaceuticals, Inc.
                  dba Hyalozyme Therapeutics, Inc.
                  11588 Sorrento Valley Road, Suite 17
                  San Diego, CA 92121

          If to Awardee, to the address set forth in the records of the Company,

or at such other address or addresses as may have been furnished by either party in writing to the other. Any such notice, request, demand or other communication will be effective when received at the address specified in this Paragraph 16.2.

            17.3 Transfer of Rights under this Award Agreement. The Company may at any time transfer and assign its rights and delegate its obligations under this Award Agreement to any other person, corporation, firm or entity, including its officers, directors and stockholders, with or without consideration.

            17.4 Option Non-Transferable. Awardee may not sell, transfer, assign or otherwise dispose of the Option except by will or the laws of descent and distribution, and only Awardee may exercise the Option during his or her lifetime.

            17.5 Successors and Assigns. Except to the extent specifically limited by its terms, this Award Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns, heirs and personal representatives.

            17.6 Governing Law. This Award Agreement will be governed by and construed in accordance with the laws of the State of California applicable to contracts made in, and to be performed within, that State.

            18. The Plan. This Award Agreement is made pursuant to the Plan, and it is intended, and will be interpreted in a manner, to comply therewith. Any provision of this Award Agreement inconsistent with the Plan will be superseded and governed by the Plan.

            19. Titles and Headings. Titles and headings contained in this Award Agreement are inserted for convenience of reference only and do not constitute a part of this Award Agreement for any other purpose.

                                    EXHIBIT A
                                       TO
                           ANNEX I TO NOTICE OF AWARD

______________________
       (Date)

DeliaTroph Pharmaceuticals, Inc.
dba Hyalozyme Theraopeutics, Inc.
11588 Sorrento Valley Road, Suite 17
San Diego, CA 92121

      RE: OPTION EXERCISE

Madam/Sir:

I hereby irrevocably exercise my right to purchase Option Shares provided in the Notice of Award as follows:

                                         Award Date:         ______________

                                     Exercise Price:         ______________

            Number of Option Shares Being Purchased:         ______________

and direct DeliaTroph Pharmaceuticals, Inc. dba Hyalozyme Theraopeutics, Inc. to issue the shares purchased in the name set forth in the Notice of Award. The address to which you should deliver such shares is:

                         _____________________________

                         _____________________________

                         _____________________________

I am enclosing a copy of page one of the Notice of Award and a check for $__________ to cover the Exercise Price for the shares being purchased. Should there be any additional funds due to cover taxes, please let me know and I will forward a check to you.

If you have questions concerning this transaction, please call me at (___)
________________.

Thank you for your assistance.

Sincerely,

Enclosures
     Copy of page 1 of Notice of Award
     Check in the amount of the Exercise Price for the Purchased Shares